                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 29, 1999

                          Commission File No. 001-13783

                      INTEGRATED ELECTRICAL SERVICES, INC.

             (Exact name of registrant as specified in its charter)

                  DELAWARE                             76-0542208
       (State or other jurisdiction of      (I.R.S. Employer Identification No.)
       incorporation or organization)


                             515 Post Oak Boulevard
                                    Suite 450
                                  Houston, Texas                   77027-9408
                     (Address of principal executive offices)      (zip code)

       Registrant's telephone number, including area code: (713) 860-1500

ITEM 5.       OTHER EVENTS

         Integrated Electrical Services, Inc., a Delaware corporation (the "Company") is a leading national provider and consolidator of electrical contracting and maintenance services, focusing primarily on the commercial, industrial, residential, powerline and data communication markets. In connection with its business acquisitions, the Company plans to offer shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") pursuant to its Registration Statement on Form S-1 (Registration No. 333-45479). In order to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of businesses acquired or to be acquired, the Company is filing this Current Report containing the following unaudited pro forma financial statements and audited financial statements of a business acquired.

         (a)      Pro Forma Financial Information
                  See Pages 1 through 6

         (b)      Financial Statements of Business Acquired
                  See Pages 7 through 18

             INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION

         The unaudited pro forma balance sheet reflects the acquisition by Integrated Electrical Services, Inc. ("IES"), of Tesla Power and Automation, Inc. ("Tesla") which was acquired subsequent to December 31, 1998 as if it had occurred on December 31, 1998. The unaudited pro forma statements of operations give effect to the Tesla acquisition and the related pro forma adjustments as if it had occurred on October 1, 1997.

         IES has analyzed the savings that it expects to realize from reductions in salaries, bonuses and certain benefits to the owners. To the extent the owners of Tesla have contractually agreed to changes in salary, bonuses, benefits and lease payments, these changes have been reflected in the unaudited pro forma statement of operations.

         Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that Company management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what IES's combined financial position or results of operations would actually have been if such transaction in fact had occurred on these dates and are not necessarily representative of IES's combined financial position or results of operations for any future period. Since the acquired entity was not under common control or management prior to its acquisition by IES, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto included in the company's Annual Report for the year ended September 30, 1998 filed on Form 10-K. See also "Risk Factors" included elsewhere therein.

             INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

                        UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                         IES AND             TESLA         PRO FORMA         PRO FORMA
                                                      SUBSIDIARIES        ACQUISITION     ADJUSTMENTS       AS ADJUSTED
                                                      -------------     -------------   -------------      ------------
 ASSETS

 CURRENT ASSETS:
   Cash.............................................  $       4,044     $          16   $      (1,960)    $       2,100
   Receivables, net.................................        153,380             2,257              --           155,637
   Inventories, net.................................          7,756                --              --             7,756
   Marketable securities............................             --             1,373          (1,373)               --
   Cost and estimated earnings in excess of
       billings on uncompleted contracts............         14,445               344              --            14,789
    Prepaid expenses and other current assets.......          3,380                17              --             3,397
                                                      -------------     -------------   -------------      ------------
      Total current assets..........................        183,005             4,007          (3,333)          183,679
GOODWILL, NET.......................................        305,972                --           4,986           310,958
PROPERTY AND EQUIPMENT, NET.........................         25,872             1,379              --            27,251
OTHER NONCURRENT ASSETS.............................          3,157                 2              --             3,159
                                                      -------------     -------------   -------------      ------------
      Total assets..................................  $     518,006     $       5,388   $       1,653      $    525,047
                                                      =============     =============   =============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Short-term debt and current
       maturities of long-term debt.................  $       3,637     $         414   $        (414)     $      3,637
   Accounts payable and accrued expense.............         71,017               988              --            72,005
   Billings in excess of costs and estimated
       earnings on uncompleted contracts............         27,175               293              --            27,468
   Income taxes payable.............................          2,809                55              --             2,864
   Other current liabilities........................            436                --              --               436
                                                      -------------     -------------   -------------      ------------
      Total current liabilities.....................        105,074             1,750            (414)          106,410
                                                      -------------     -------------   --------------     ------------
LONG-TERM BANK DEBT.................................         89,000                --              --            89,000
OTHER LONG-TERM DEBT, NET...........................            880                39             (39)              880
OTHER NON-CURRENT LIABILITIES.......................          1,514                --              --             1,514
                                                      -------------     -------------   -------------      ------------
      Total liabilities.............................        196,468             1,789            (453)          197,804
STOCKHOLDERS' EQUITY:
   Preferred stock..................................             --                --              --                --
   Common stock.....................................            289                50             (46)              293
   Restricted common stock..........................             27                --              --                27
   Additional paid-in capital.......................        301,384                54           5,647           307,085
   Retained earnings................................         19,838             3,495          (3,495)           19,838
                                                      -------------     -------------   --------------     ------------
      Total stockholders' equity....................        321,538             3,599           2,106           327,243
                                                      -------------     -------------   -------------      ------------
     Total liabilities and stockholders' equity.....  $     518,006     $       5,388   $       1,653      $    525,047
                                                      =============     =============   =============      ============

              The accompanying notes are an integral part of these
                        pro forma financial statements.

                      INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                               IES AND          TESLA       PRO FORMA        PRO FORMA
                                            SUBSIDIARIES     ACQUISITION   ADJUSTMENTS         TOTAL
                                            ------------    ------------  -------------   --------------
REVENUES.................................. $     386,721   $      10,330  $          --   $      397,051
COST OF SERVICES..........................       306,052           8,151             --          314,203
                                            ------------    ------------  -------------   --------------
   GROSS PROFIT...........................        80,669           2,179             --           82,848
SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES...............        47,390           1,322           (149)          48,563
NON-CASH,  NON-RECURRING
     COMPENSATION CHARGE..................        17,036              --             --           17,036
GOODWILL AMORTIZATION.....................         3,212              --            125            3,337
                                            ------------    ------------  -------------   --------------
   INCOME FROM OPERATIONS.................        13,031             857             24           13,912
OTHER INCOME (EXPENSE):
   Interest expense.......................        (1,161)            (78)            78           (1,161)
   Interest income........................           433             101           (101)             433
   Other, net.............................           335              95            (30)             400
                                            ------------    ------------  --------------  --------------
OTHER INCOME (EXPENSE), NET...............          (393)            118            (53)            (328)
INCOME BEFORE INCOME TAXES................        12,638             975            (29)          13,584
PROVISION FOR INCOME TAXES................        12,690              51            361           13,102
                                            ------------    ------------  -------------   --------------
NET INCOME (LOSS).........................  $        (52)  $         924  $        (390)  $          482
                                            =============  =============  ==============  ==============


EARNING (LOSS) PER SHARE -
        BASIC -                             $       0.00                                  $         0.02
                                            ============                                  ==============
        DILUTED -                           $       0.00                                  $         0.02
                                            ============                                  ==============
SHARES USED IN THE
   COMPUTATION OF
   EARNINGS (LOSS)
   PER SHARE
        BASIC -                               19,753,060                                      20,113,060
                                            ============                                  ==============
        DILUTED -                             19,753,060                                      20,512,893
                                            ============                                  ==============

              The accompanying notes are an integral part of these
                        pro forma financial statements.

             INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE QUARTER ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)


                                               IES AND          TESLA       PRO FORMA       PRO FORMA
                                            SUBSIDIARIES     ACQUISITION   ADJUSTMENTS        TOTAL
                                            ------------    ------------  -------------   --------------
REVENUES.................................. $     197,712   $       2,132  $          --   $      199,844
COST OF SERVICES..........................       156,745           1,772             --          158,517
                                            ------------    ------------  -------------   --------------
   GROSS PROFIT...........................        40,967             360             --           41,327
SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES...............        21,841             512           (193)          22,160
GOODWILL AMORTIZATION.....................         1,848              --             31            1,879
                                            ------------    ------------  -------------   --------------
   INCOME FROM OPERATIONS.................        17,278            (152)           162           17,288
OTHER INCOME (EXPENSE):
   Interest expense.......................        (1,695)             (8)             8           (1,695)
   Interest income........................           151              57            (57)             151
   Other, net.............................            58              74            (18)             114
                                            ------------    ------------  --------------  --------------
OTHER INCOME (EXPENSE), NET...............        (1,486)            123            (67)          (1,430)
INCOME BEFORE INCOME TAXES................        15,792             (29)            95           15,858
PROVISION FOR INCOME TAXES................         6,700              --             37            6,737
                                            ------------    ------------  -------------   --------------
NET INCOME (LOSS).........................  $      9,092   $         (29) $          58   $        9,121
                                            ============   ============== =============   ==============



EARNING (LOSS) PER SHARE -
        BASIC -                             $       0.29                                  $         0.29
                                            ============                                  ==============
        DILUTED -                           $       0.29                                  $         0.28
                                            ============                                  ==============
SHARES USED IN THE
   COMPUTATION OF
   EARNINGS (LOSS)
   PER SHARE
        BASIC -                               31,134,718                                      31,494,718
                                            ============                                  ==============
        DILUTED -                             31,668,316                                      32,028,316
                                            ============                                  ==============

              The accompanying notes are an integral part of these
                        pro forma financial statements.

             INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


1.       UNAUDITED PRO FORMA BALANCE SHEET:

         The Pro Forma Adjustments reflect the acquisition of Tesla which was acquired subsequent to December 31, 1998.

2.       UNAUDITED PRO FORMA STATEMENT OF OPERATIONS:

         The Tesla Acquisition columns reflect the historical results of Tesla as if it had been acquired on October 1, 1997.

         The following table summarizes the Pro Forma Adjustments for the Year Ended September 30, 1998 (in thousands):


                                                                           ADJUSTMENTS
                                                     -------------------------------------------------------     PRO FORMA
                                                          (a)           (b)            (c)           (d)        ADJUSTMENTS
                                                     ------------   -----------    -----------   -----------   ------------
Selling, general and administrative expenses.....    $       (149)  $        --    $        --   $        --  $       (149)
Goodwill amortization............................              --           125             --            --            125
                                                     ------------   -----------    -----------   -----------   ------------
   Income (loss) from operations.................             149          (125)            --            --             24
Other income (expense):
   Interest expense..............................              --            --             78            --             78
   Interest income...............................              --            --           (101)           --           (101)
   Other, net....................................              --            --            (30)           --            (30)
                                                     ------------   -----------    ------------  -----------   -------------
   Other income (expense), net...................              --            --            (53)           --            (53)
                                                     ------------   -----------    ------------  -----------   -------------
   Income (loss) before income taxes.............             149          (125)           (53)           --            (29)
Provision for income taxes.......................              --            --             --           361            361
                                                     ------------   -----------    -----------   -----------   ------------
Net income (loss)................................    $        149   $      (125)   $       (53)  $      (361)  $       (390)
                                                     ============   ============   ============  ===========   =============


         The following table summarizes the Pro Forma Adjustments for the Quarter Ended December 31, 1998 (in thousands):


                                                                           ADJUSTMENTS
                                                     -------------------------------------------------------     PRO FORMA
                                                          (a)           (b)            (c)           (d)        ADJUSTMENTS
                                                     ------------   -----------    -----------   -----------   ------------
Selling, general and administrative expenses.....    $       (193)  $        --    $        --   $        --   $       (193)
Goodwill amortization............................              --            31             --            --             31
                                                     ------------   -----------    -----------   -----------   ------------
   Income (loss) from operations.................             193           (31)            --            --            162
Other income (expense):
   Interest expense..............................              --            --              8            --              8
   Interest income...............................              --            --            (57)           --            (57)
   Other, net....................................              --            --            (18)           --            (18)
                                                     ------------   -----------    ------------  -----------   -------------
   Other income (expense), net...................              --            --            (67)           --            (67)
                                                     ------------   -----------    ------------  -----------   -------------
   Income (loss) before income taxes.............             193           (31)           (67)           --             95
Provision for income taxes.......................              --            --             --            37             37
                                                     ------------   -----------    -----------   -----------   ------------
Net income (loss)................................    $        193   $       (31)   $       (67)  $       (37)  $         58
                                                     ============   ============   ============  ============  ============

             INTEGRATED ELECTRICAL SERVICES, INC. AND SUBSIDIARIES

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


(a) Reflects the reduction in salaries, bonuses and benefits to the owners of Tesla. These reductions in salaries, bonuses and benefits have been agreed to in accordance with the terms of employment agreements executed as part of the acquisition. Such employment agreements are for five years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

(b) Reflects the amortization of goodwill recorded as a result of these acquisitions over a 40-year estimated life.

(c) Reflects the reduction of additional interest expense and income on borrowings which will be repaid and collected, respectively, subsequent to the acquisition and the reduction of certain non-recurring other income.

(d) Reflects the incremental provision for federal and state income taxes at a 38.5% overall tax rate, before non-deductible goodwill and other permanent items related to the other statements of operations adjustments and for income taxes on the pretax income of acquired companies that have historically elected S Corporation tax status.

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Tesla Power and Automation, Inc.
Houston, Texas


We have audited the accompanying balance sheet of Tesla Power and Automation, Inc. (a Texas corporation) as of December 31, 1998, and the related statements of operations and comprehensive income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tesla Power and Automation, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



BROCKMANN, ARMOUR & CO. LLC


Denver, Colorado
April 23, 1999

                        TESLA POWER AND AUTOMATION, INC.

                                  BALANCE SHEET
                                DECEMBER 31, 1998

                                     ASSETS
Current assets:
    Cash and cash equivalents                                      $    16,171
    Accounts receivable:
         Uncompleted contracts                                       1,055,864
         Completed contracts, net of allowance for 50,000            1,196,431
         Other                                                           5,310
    Marketable securities                                            1,373,206
    Cost and estimated earnings in excess of billings
         on uncompleted contracts                                      343,830
    Prepaid expenses and other current assets                           16,628
                                                                   -----------
                  Total current assets                               4,007,440

Property and equipment, at cost, net of accumulated
         depreciation and amortization                               1,378,935
Other assets                                                             1,420
                                                                   -----------
                  Total assets                                     $ 5,387,795
                                                                   ===========

                                   LIABILITIES
Current liabilities:
    Line of credit and margin securities account                   $   301,849
    Accounts payable                                                   892,935
    Current portion of long-term debt                                   15,412
    Current portion of notes payable to stockholders                    96,674
    Provision for product warranty                                      42,732
    Billings in excess of costs and estimated earnings
         on uncompleted contracts                                      292,738
    Income taxes payable                                                54,512
    Accrued 401(k)/profit sharing and payroll related expenses          53,301
                                                                   -----------
                  Total current liabilities                          1,750,153

    Long-term debt, net of current portion                              30,534
    Notes payable to stockholders                                        8,409

                              STOCKHOLDERS' EQUITY

    Common stock, $1 par value, 100,000 shares authorized,
         50,000 shares issued and outstanding                           50,000
    Additional paid-in capital                                          53,900
    Retained earnings                                                3,576,669
    Unrealized loss on marketable securities                           (81,870)
                                                                   -----------
                                                                     3,598,699
                                                                   -----------
                                                                   $ 5,387,795
                                                                   ===========

See independent auditor's report and accompanying notes to financial statements.

                        TESLA POWER AND AUTOMATION, INC.

                STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998



Contract revenue                                               $ 10,330,238

Cost of contract revenue                                          8,150,867
                                                               ------------

                  Gross profit                                    2,179,371

General and administrative expenses                               1,322,085
                                                               ------------

                  Income from operations                            857,286

Other income (expense):
    Interest expense                                                (77,678)
    Interest income                                                 101,331
    Realized gain on sale of marketable securities                   28,708
    Gain on sale of property and equipment                            1,626
    Rental income                                                    63,841
                                                               ------------

                                                                    117,828
                                                               ------------

Income before state income taxes                                    975,114

Provision for state income taxes                                     50,825
                                                               ------------

                  Net income                                        924,289

Other comprehensive income:
    Unrealized holding losses recognized during the period         (121,498)
    Previously recognized unrealized gain on marketable
         securities                                                  39,628
                                                               ------------
                  Comprehensive income                         $    842,419
                                                               ============


See independent auditor's report and accompanying notes to financial statements.

                        TESLA POWER AND AUTOMATION, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998


                                                                      ADDITIONAL                    UNREALIZED
                                                                       PAID-IN                     GAIN (LOSSES)
                                                  COMMON STOCK         CAPITAL       RETAINED      ON MARKETABLE
                                                SHARES     AMOUNT       STOCK        EARNINGS        SECURITIES         TOTAL
                                                ------    --------     --------     -----------      ----------      -----------
Balance, December 31, 1997                      50,000    $ 50,000     $ 53,900     $ 2,977,380      $   39,628      $ 3,120,908

     Distributions to stockholders                  --          --           --        (325,000)             --         (325,000)

     Accumulated other comprehensive income         --          --           --              --        (121,498)        (121,498)

     Net income                                     --          --           --         924,289              --          924,289
                                                ------    --------     --------     -----------      ----------      -----------

Balance, December 31, 1998                      50,000    $ 50,000     $ 53,900     $ 3,576,669      $  (81,870)     $ 3,598,699
                                                ======    ========     ========     ===========      ==========      ===========


See independent auditor's report and accompanying notes to financial statements.

                        TESLA POWER AND AUTOMATION, INC.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

Cash flows from operating activities:
    Net income                                                  $   924,289
    Adjustments to reconcile net income to net cash
         provided by operating activities--
    Depreciation and amortization                                   142,224
    Realized gain on sale of marketable securities                   (1,626)
    Gain on sale of property and equipment                           28,708
    (Increase) decrease in--
         Accounts receivable                                       (132,905)
         Costs and estimated earnings in excess of billings
                  on uncompleted contracts                          516,317
         Other current assets                                        13,003
    Increase (decrease) in--
         Accounts payable                                           181,396
         Billings in excess of costs and estimated earnings
                  on uncompleted contracts                          262,118
         Accrued expenses                                           (23,514)
         Other current liabilities                                   38,790
                                                                -----------
                  Net cash provided by operating activities       1,948,800

Cash flows from investing activities:
    Purchase of property and equipment                             (260,684)
    Purchase of marketable securities                              (157,759)
    Proceeds from sale of property and equipment                     17,500
                                                                -----------
                  Net cash used by investing activities            (400,943)

Cash flows from financing activities:
    Payments of margin securities account                          (604,690)
    Distributions to stockholders                                  (325,000)
    Borrowings on line of credit                                  3,755,730
    Payments on line of credit                                   (3,734,922)
    Net payment on long-term debt                                  (642,350)
                                                                -----------
                  Net cash used by financing activities          (1,551,232)
                                                                -----------

Net increase in cash and cash equivalents                            (3,375)

Cash and cash equivalents, beginning of year                         19,546
                                                                -----------

Cash and cash equivalents, end of year                          $    16,171
                                                                ===========


See independent auditor's report and accompanying notes to financial statements.

                        TESLA POWER AND AUTOMATION, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

1. Organization and description of business:

         Tesla Power and Automation, Inc. (the Company) is an engineering and manufacturing company specializing in the construction of electrical power control units. The Company was incorporated on January 18, 1988, in the state of Texas. The Company's long-term construction contracts are primarily comprised of fixed-price contracts.

2. Summary of significant accounting policies:

   Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Accounting for construction contracts

         Revenues from long-term construction contracts are recognized on the percentage-of-completion method, measured by the percentage of total costs incurred to date to estimated total costs for each contract.

         Contract costs include all direct job costs and those indirect costs related to contract performance, such as indirect labor, supplies, insurance, equipment repairs, and depreciation costs. General and administrative costs are charged to expense as incurred.

         The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts", represents revenue recognized in excess of billings. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts", represents billings in excess of revenues recognized. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

   Cash and cash equivalents

         The Company records as cash and cash equivalents all cash and short-term investments with original maturities of three months or less.

   Concentrations of risk

         Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents and contract receivables.

         The Company maintains cash balances at a single financial institution. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At times, the balances in the Company's accounts may exceed this limit.

         The Company's contract revenues are highly concentrated with two individual customers. These customers accounted for approximately $3,003,000 or 29% of contract revenues for the year ended December 31, 1998. The associated accounts receivable from these customers total approximately $375,000 or 17% of total accounts receivable at December 31, 1998. The loss of a significant customer could have a material impact on the Company's future earnings results. These sales are primarily derived from sales of electrical power control units concentrated with customers in the petroleum industry. The Company has recorded an allowance for doubtful accounts of approximately $50,000 as of December 31, 1998. Management believes that this allowance is adequate.

         The Company purchases materials, parts and supplies from four unrelated third party vendors and one vendor under common control as more further discussed in Note 10. These vendors accounted for approximately $4,299,000 or 68% of material, part and supply purchases during the year ended December 31, 1998. Management believes there are alternative sources of supply should a loss of one of these vendors occur, however, the loss may result in a short-term impact to the Company.

   Advertising

         Advertising expenses are charged to expense as incurred and are included in general and administrative expenses. Advertising expense totaled $22,234 for the year ended December 31, 1998.

   Property, plant and equipment

         Property, plant and equipment is stated at cost. Depreciation and amortization is provided on a straight-line basis over the estimated useful life of the asset. Machinery and equipment, vehicles and furniture and fixtures are depreciated between 5 and 7 years. Building and improvements are depreciated and amortized between 31 and 39 years. Repairs and maintenance of a routine nature are charged to expense as incurred, while those that improve or extend the life of existing assets are capitalized.

         At December 31, 1998, property, plant and equipment consist of the following:

               Furniture and fixtures                 $    22,056
               Machinery and equipment                    564,428
               Vehicles                                   197,682
               Building and improvements                  716,204
               Land                                       445,349
                                                      -----------
                                                        1,945,719
               Less--accumulated depreciation
                 and amortization                        (566,784)
                                                      -----------
               Property, plant and equipment, net     $ 1,378,935

         Depreciation expense of $38,988 has been included in selling, general and administrative expenses and $103,236 has been included in cost of sales for the year ended December 31, 1998.

   Accrued Product Warranty

         The Company provides limited warranties through its original equipment manufacturers (OEM) for the products it sells. Generally, warranty costs during the basic warranty period, which varies based on the OEM, are reimbursed by the OEM. The accrued product warranty in the accompanying financial statements is based on management's estimate of future warranty costs for warranties provided by the Company outside of the OEM warranty period.

   Income taxes

         The Company, with the consent of its stockholders, elected under the Internal Revenue Code to be taxed as an S Corporation. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed individually on the Company's taxable income. As a result of the Company being a non-taxpaying entity, no provision for income taxes has been provided for Federal income tax reporting purposes.

         The Company reports income for both financial and tax reporting using the percentage-of-completion method on its long-term contracts.

         The provision for income taxes relates to State of Texas franchise taxes owed by the Company.

         Upon completion of the acquisition of the Company's outstanding stock as discussed in Note 12, the Company's S Corporation tax status will be terminated.

   Fair value of financial instruments

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

         Cash and cash equivalents
         The carrying amount approximates fair value because of the short maturity of those instruments.

         Marketable securities
         The fair values of marketable securities are estimated based on quoted market prices for those or similar investments. The carrying amount approximates fair value.

         Long-term debt
         The fair value of the Company's long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Corporation for debt of the same remaining maturities. The carrying amount approximates fair value.

3. Change in accounting principle

         The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. This statement requires the disclosure of comprehensive income as well as net income. The only element of comprehensive income that the Company has that is not part of net income is unrealized gains on marketable securities. The Company has reclassified its 1997 financial statements in conjunction with the adoption of this statement. Other comprehensive income is shown of net realized gains on the sale of marketable securities.

4. Marketable securities

         The Company records its investment in marketable securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company's marketable securities consist of mutual funds and are classified as "available-for-sale." Accordingly, unrealized gains and losses are excluded from earnings and reported as a separate component of stockholders' equity. Realized gains or losses are computed based on specific identification of the securities sold.

         The following is an analysis of marketable securities available for sale at December 31, 1998:

              Balance at cost                          $1,455,076
              Gross unrealized losses                     (81,870)
                                                       ----------

                                                       $1,373,206
                                                       ==========

         On April 13, 1999, the marketable securities were sold and the net proceeds were distributed to the stockholders.

5. Contracts in progress

Contracts in progress at December 31, 1998 are as follows:

Total contracts                                                $ 5,528,445
Estimated costs
     Costs to date                                                 944,576
     Costs to complete                                           3,288,872
                                                               -----------
                  Total estimated costs                          4,233,448
                                                               -----------

                  Estimated gross profit                       $ 1,294,997
                                                               ===========

Amount billed to date                                          $ 1,214,594
Costs and estimated earnings in excess of billings                 343,830
Billings in excess of costs and estimated earnings                (292,738)
                                                               -----------
Contract revenue earned                                          1,265,686
Costs to date                                                     (944,576)
                                                               -----------
                  Gross profit earned                          $   321,110
                                                               ===========

6. Line of credit and margin securities account

         The Company has a $750,000 revolving line of credit with a financial services company. Advances on the LOC are limited to 80% of eligible accounts receivable. As of December 31, 1998, the maximum amount available under the LOC is approximately $448,000, with interest due monthly at 30-day commercial paper rate plus 2.9% per annum (totaling 8.0% at December 31, 1998). As of December 31, 1998, a total of $301,849 was outstanding. The line of credit is collateralized by the Company's accounts receivable, property, plant and equipment, and is guaranteed by the Company's stockholders and requires the Company to maintain a minimum tangible net worth of $1,500,000. Subsequent to December 31, 1998, the Company repaid the amounts on the line of credit prior to its expiration on January 31, 1999.

         The Company has a margin securities account with a financial services company to provide borrowings up to 50% of the marketable securities balance with interest at a 30-day commercial paper rate plus 2.9% payable monthly. Outstanding balances under the margin securities account are collaterialized by marketable securities. No balance was outstanding under the margin securities account at December 31, 1998.

         As a result of the acquisition of the Company's outstanding stock as discussed in Note 12, the line of credit agreement was not renewed and the margin securities account was cancelled.

7. Long-term debt and notes payable to stockholders

        Term note payable to a financial service company
        with monthly payments of $7,679, including
        interest at 30 day commercial paper rate plus
        2.9% (totaling 8.0% at December 31, 1998)
        through January 31, 2003 when any outstanding
        principal and interest is due. Cross-collateralized
        with line of credit and secured by accounts
        receivable, fixtures and equipment. Guaranteed
        by the Company's stockholders.                              $  8,410

        Term note payable to financial institution with
        monthly payments of $767.71 including interest
        at 9.9% per annum through May 15, 2001, with a
        balloon payment of $18,507 due at maturity;
        collaterialized by a vehicle and guaranty by the
        Company's stockholders                                        37,536
                                                                    --------
                                                                      45,946
              Less current portion                                   (15,412)
                                                                    --------
                                                                    $ 30,534
                                                                    ========
        Unsecured notes payable to stockholders;
        monthly payments of $8,465 including interest at
        8% per annum; due January 12, 2000.                         $105,083
             Less current portion                                    (96,674)
                                                                    --------
                                                                    $  8,409
                                                                    ========

8. Operating leases

         The Company is obligated under several non-cancelable operating leases for office equipment and machinery that expire at various dates through the year 2002.

         The annual minimum lease payments under non-cancelable operating leases as of December 31, 1998 are as follows:

         Year Ending December 31,
         ------------------------
                 1999                      $  49,645
                 2000                         48,645
                 2001                         26,631
                 2002                         68,371
                                           ---------
                                           $ 193,292

         Rent expense totaled $76,647 for the year ended December 31, 1998.

9. Benefit plans

         On January 1, 1994, the Company adopted a salary reduction/profit-sharing plan under the provision of Section 401(k) of the Internal Revenue Code which covers substantially all full-time employees who have completed one year of service. The plan provides for the Company to match voluntary employee contributions at a rate of 25%. Such matching rate can be changed at the Company's discretion. All contributions by the Company are funded annually and vest over six years. All employee contributions are immediately vested. Company matching contributions to the plan were $52,601 for the year ended December 31, 1998.

10. Related party transactions

         The Company purchases substantially all of its fabricated sheet metal products from Unlimited Controls, Inc. (UCI), a Texas corporation controlled by the stockholders of the Company. Total purchases from this entity during the year ended December 31, 1998 totaled $2,283,486. The Company also rents manufacturing space to UCI. Rent received from UCI totaled $63,841 for the year ended December 31, 1998.

         Interest expense related to notes payable to stockholders as discussed in Note 7 totaled $12,322 for the year ended December 31, 1998.

11. Cash flows

         During the year ended December 31, 1998, interest paid was $77,698.

         During the year ended December 31, 1998, the Company had non-cash investing activities related to unrealized holding losses on marketable securities of $121,498.

12.  Subsequent events

         On January 13, 1999, the Company completed a corporate reorganization whereby the Company merged with Unlimited Controls, Inc into a newly formed entity, Tesla Power and Automation (Nevada), Inc. a Nevada corporation (TPAN). TPAN contributed its operating assets to Tesla Power and Automation, LLP (TPALLP) in exchange for a 99% limited partnership interest and contributed real estate to Tesla Properties, LLP (TPLLP) in exchange for a 99% limited partnership interest. The ownership of TPAN and the 1% general partnership interests in TPALLP and TPLLP are in direct proportion to the ownership of the Company.

         On April 23, 1999, the stockholders of TPAN and the general partners of TPALLP and TPLLP completed the sale of 100% of their ownership interests in TPAN, TPALLP and TPLLP to Integrated Electrical Services
         (IES).

ITEM 7. EXHIBITS

(c)    Exhibits.

       23.1  Consent of Brockmann, Armour & Co. LLC

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

     INTEGRATED ELECTRICAL SERVICES, INC.
     By:  /s/   JOHN F. WOMBELL
                JOHN F. WOMBELL
                SENIOR VICE PRESIDENT
                AND GENERAL COUNSEL

Dated: April 29, 1999

                                 EXHIBIT INDEX

EXHIBIT               DESCRIPTION
-------               -----------
23.1        Consent of Brockmann, Armour & Co. LLC